UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 11, 2010

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26994 (Commission File Number)	94-2901952 (I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 3.1
EXHIBIT 10.1

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 11, 2010, Advent Software, Inc.’s (the “Company”) Compensation Committee approved a form of 2010 Executive Short-Term Incentive Plan (the “Plan”) which applies to the Chief Executive Officer, and executives that are members of Advent’s Executive Management Team (the “Executives”). A description of the Plan is filed as Exhibit 10.1 to this report.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 11, 2010 and effective as of such date, the Company’s Board of Directors (the “Board”) approved amendments to the Company’s Bylaws to (1) revise and update the advance notice requirements for stockholders to nominate directors for election to the board or bring other business before the stockholders, (2) clarify that a majority of the total number of authorized directors is required to call a special meeting or to cancel, postpone or reschedule any previously scheduled special meeting, (3) provide the ability to call board meetings to the chief executive officer, chairman, secretary or any director, (4) clarify the designation of corporate officers and administrative officers and rights and roles of such officers, (5) clarify limitations on mandatory indemnification, (6) update provisions relating to reimbursement and advancement of expenses, (7) include electronic notice transmission provisions, and to provide other conforming changes and updates.  The amended and restated Company Bylaws are filed as Exhibit 3.1 to this report.

ITEM 9.01 Financial Statements and Exhibits

     (d) Exhibits

     The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Bylaws of Advent Software, Inc.
10.1	Description of 2010 Executive Short-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: February 18, 2010